                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY



         Name                                          Jurisdiction of Incorporation
         ----                                          -----------------------------
         Dallas Woodcraft, Inc.                                    Texas
         GIA, Inc.                                               Nebraska
         Homco, Inc.                                               Texas
         Homco de Mexico, S.A. de C.V.                            Mexico
         Homco Puerto Rico, Inc.                                 Delaware
         Laredo Candle Company L.L.P.                              Texas